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                  Warrant to Purchase 50,000 shares of Common Stock



                        APOLLO INTERNATIONAL OF DELAWARE, INC.


                            Common Stock Purchase Warrant

                                  September 26, 1996


NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.


         THIS CERTIFIES THAT Donald Louw (hereinafter sometimes called the "Holder"), is entitled to purchase from Apollo International of Delaware, Inc., a Delaware corporation (the "Company"), at the price and during the period hereinafter specified, up to 50,000 shares of the Company's common stock, $.01 par value (the "Common Stock").

         This Warrant, together with warrants of like tenor, is subject to adjustment in accordance with Paragraph 6 of this Warrant.

         1. a. The rights represented by this Warrant shall be exercisable, at any time commencing September 26, 1996 until September 26, 2001 (the "Exercise Period") at a purchase price of $5.50 per share (the "Exercise Price"), subject to adjustment in accordance with Paragraph 6. After 5:00 p.m. local time, September 26, 2001, the Holder shall have no right to purchase any shares of Common Stock underlying this Warrant.

         2. The rights represented by this Warrant may be exercised at any time within the Exercise Period above specified, in whole or in part, by (i) the surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment to the Company of the Exercise Price then in effect for the number of shares of Common Stock specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 2, and the person or person in whose name or names the certificates for shares of Common Stock shall be issuable


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upon such exercise shall become the holder or holders of record of such shares of Common Stock at that time and date. The certificate or certificates for the shares of Common Stock so purchased shall be delivered to such person or persons within a reasonable time, not exceeding thirty (30) days, after this Warrant shall have been exercised.

         3. Neither this Warrant nor the shares of Common Stock issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "1933 Act") nor under any state securities law and shall not be transferred, sold, assigned or hypothecated in violation thereof. If permitted by the foregoing, any such transfer, sale, assignment or hypothecation shall be effected by the Holder surrendering this Warrant for cancellation at the office or agency of the Company referred to in Paragraph 2 hereof, accompanied by an opinion of counsel satisfactory to the Company and its counsel, stating that such transferee is a permitted transferee under this Paragraph 3 and that such transfer does not violate the 1933 Act or such state securities laws.

         4. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the Holder thereof. The Company further covenants and agrees that during the Exercise Period, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

         5. The Warrant shall not entitle the Holder to any rights, including, without limitation, voting rights, as a stockholder of the Company.

         6. The Exercise Price and Exercise Period in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

              a. If the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the effective date or record date, as the case may be, for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action.

              b. Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Paragraph 6a. above, the number of shares of Common Stock purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

              c. Notwithstanding any adjustment in the Exercise Price or the number or kind of shares of Common Stock purchasable upon the exercise of this Warrant, certificates for Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of shares of Common Stock as are initially issuable pursuant to this Warrant.


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              d.  The Company may, but under no circumstances is obligated to, modify the terms of this Warrant to provide for an earlier commencement of the Exercise Period, or to extend the Exercise Period or to lower the Exercise Price, at any time prior to the expiration of this Warrant.

         7. This Agreement shall be governed by and in accordance with the laws of the State of Florida, without regard to its conflicts of laws principles.

         IN WITNESS WHEREOF, APOLLO INTERNATIONAL OF DELAWARE, INC. has caused this Warrant to be signed by its duly authorized officer as of the date set forth on the first page hereof.


                             APOLLO INTERNATIONAL OF DELAWARE, INC.



                             By:  /s/ David W. Clarke
                                  -------------------------------
                                       David W. Clarke
                                       President



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                                    EXERCISE FORM

                            To Be Executed by the Holder
                             in Order to Exercise Warrant

    The undersigned Holder hereby irrevocably elects to exercise this Warrant and to purchase _____ shares of the Company's Common Stock issuable upon the exercise of such Warrant, and requests that certificates for such securities shall be issued in name of:


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    (please print or type name and address)


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    (please insert social security or other identifying number)


and be delivered:


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    (please print or type name and address)


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    (please insert social security or other identifying number)


and if such number of shares of Common Stock shall not be all the shares evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such shares be registered in the name of, and delivered to, the Holder.


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                       AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK
                          APOLLO INTERNATIONAL OF DELAWARE, INC.


     This amendment (the "Amendment") relates to that certain Warrant to purchase 50,000 shares of the Common Stock, $.01 par value (the "Warrant") of Apollo International of Delaware, Inc., a Delaware corporation (the "Company") issued to Donald Louw (the "Holder") and dated September 26, 1996. The
Warrant is hereby amended in the following particulars:


     A. Section 1 of the Warrant is hereby amended in its entirety as follows:

           "1.     The rights represented by this Warrant shall be
exercisable, at any time commencing on the earlier of (i) twelve (12) months from the date that a registration statement is declared effective by the Securities and Exchange Commission for an initial public offering of the Company's securities, if any (the "Effective Date"); and (ii) September 26, 1998, until September 26, 2001 (the "Exercise Period") at a purchase price of $5.50 per share (the "Exercise Price"), subject to adjustment in accordance with Paragraph 6. After 5:00 p.m. local time, September 26, 2001, the Holder shall have no right to purchase any shares of Common Stock underlying this Warrant."


     B.    A new Section 8 is added to the Warrant as follows:

           "8.     The holder of this Warrant, Donald Louw, hereby
represents and warrants to the Company and agrees that he will not sell or otherwise publicly dispose of the shares of Common Stock issuable upon exercise of this Warrant for a period of twenty-four (24) months from the Effective Date."

     The remaining provisions of the Warrant not amended herein shall remain in full force and effect. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Facsimile signatures hereto shall have the same legal force and effect as original signatures.


     Dated: November 21, 1996.

                                      Apollo International of Delaware, Inc.

                                      By: /s/ David W. Clarke
                                         ----------------------------------
                                         David W. Clarke, President

                                      Holder:

                                      /s/ Donald Louw
                                      -------------------------------------
                                      Donald Louw